Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 20, 2011, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-177596) and related Prospectus of LaShou Group Inc. for the registration of its Class B ordinary shares.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China
November 7, 2011